SF Partnership, LLP

                                                           Chartered Accountants



February 11, 2003

To the Board of Directors
HIV-VAC, Inc.
PO Box 424
Collingwood, Ontario
Canada L9Y 324

Ladies and Gentlemen:

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the prospectus of the Registration Statement on Form SB-2/A being filed by HIV-VAC, Inc., (the "Company") of our auditors' report of the financial statements of the Company as of September 30, 2002, dated November 8, 2002, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002.


Yours truly,

/s/ Eugene Aceti CA
-------------------
Eugene Aceti CA
SF Partnership, LLP
Chartered Accountants